Exhibit 14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 9 to the 1933 Act Registration Statement (Form N-6 No. 333-141769) and Amendment No. 37 to the 1940 Act Registration Statement (Form N-6 No. 811-09257) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, which are incorporated by reference into Post-Effective Amendment No. 10 to the 1933 Act Registration Statement (Form N-6 No. 333-141769) and Amendment No. 38 to the 1940 Act Registration Statement (Form N-6 No. 811-09257), and to the use therein of our reports dated (a) March 30, 2012, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 24, 2012, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance for the registration of an indefinite number of units of interest in variable life insurance contracts.

Philadelphia, Pennsylvania
September 17, 2012